As filed with the Securities and Exchange Commission
on September 30, 1998                                          REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               __________________

                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      11-3170868
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)

                           ONE ASTORIA FEDERAL PLAZA
                          LAKE SUCCESS, NEW YORK 11042
                                 (516) 327-3000
          (Address, including Zip Code, of principal executive offices)
                               __________________

                 OPTION PLAN CONSISTING OF ADVISORY BOARD OPTION
                AGREEMENTS AND OPTION CONVERSION AGREEMENTS WITH
                        FORMER OFFICERS AND DIRECTORS OF
                            LONG ISLAND BANCORP, INC.

                            (Full title of the Plan)
                               __________________

                             George L. Engelke, Jr.
                Chairman of the Board and Chief Executive Officer
                          Astoria Financial Corporation
                            One Astoria Federal Plaza
                          Lake Success, New York 11042
                                 (516) 327-3000

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
     (Name and address, including zip code, telephone number and area code, of agent for service)

                               __________________


                                             CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Securities to be Registered    Amount to be          Proposed Maximum           Proposed Maximum            Amount of
                                        Registered(1)     Offering Price Per Share   Aggregate Offering Price    Registration Fee
                                                                     (2)                        (2)
    Common Stock, $0.01 par value       1,649,330 shares            -----                   $24,210,503              $7,142.10
===================================================================================================================================

(1) Based on the number of shares of common stock of Astoria Financial Corporation ("AFC") reserved for issuance upon exercise of certain options granted pursuant to Option Conversion Agreements dated September 30, 1998, and Advisory Board Option Agreements dated September 30, 1998.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 1,296,509 shares of AFC Common Stock subject to outstanding options are deemed to be offered at $10.00 per share, 1,191 shares are deemed to be offered at $10.92, 48,417 shares are deemed to be offered at $15.49 per share, 8,345 shares are deemed to be offered at $15.57 per share, 7,668 shares are deemed to be offered at $16.30 per share, 8,344 shares are deemed to be offered at $23.81 per share, 91,017 shares are deemed to be offered at $29.24 per share, 11,500 shares are deemed to be offered at $30.16 per share, 7,748 shares are deemed to be offered at $30.26 per share, 121,439 shares are deemed to be offered at $38.37 per share and 7,152 shares are deemed to be offered at $56.85, the prices at which such options may be exercised according to the terms of the applicable agreements, and options to purchase 40,000 shares which will price after the filing of this Registration Statement are deemed to be offered at $43.00, the average of the high and low price of AFC Common Stock on The NASDAQ Stock Market on September 28, 1998.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            Note: The document containing the information specified in this Part I will be sent or given to persons to whom delivery of a prospectus is required as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


ITEM 1. PLAN INFORMATION.

            Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not required to be filed with the Commission.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this Registration
Statement:

      (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 25, 1998 pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), as amended by Form 10- K/A filed on June 25, 1998;

      (2) the description of the Registrant's Common Stock (the "Common Stock"), set forth in the Registrant's Exchange Act Registration Statement on Form 8-A, dated August 11, 1993, and any amendment or report filed for the purpose of updating any such description;

      (3) the description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Exchange Act Registration Statement on Form 8-A, dated July 17, 1996, and any amendment or report filed for the purpose of updating any such description;

      (4) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, filed with the Commission on May 14, 1998 and August 11, 1998 (as amended by Form 10-Q/A filed on September 10, 1998), respectively; and

      (5) the Registrant's Current Reports on Form 8-K, filed with the Commission on April 3, 1998 (as amended on April 10, 1998), May 29, 1998, July 10, 1998, July 20, 1998 and July 22, 1998.


All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

            Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the Delaware General Corporation Law, as amended ("GCL") and by the Certificate of Incorporation of the Registrant. Section 145 of the GCL authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

            Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the GCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties imposed under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the GCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final determination.

            If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

            The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of Astoria Financial Corporation and its subsidiaries and has contractual obligations to provide such indemnification and insurance pursuant to employment agreements with each of its executive officers.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Astoria Financial Corporation pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8. EXHIBITS.

            4.1 Form of Option Conversion Agreement by and between Astoria Financial Corporation and Former Officer or Director of Long Island Bancorp, Inc. dated September 30, 1998.
            4.2 Form of Advisory Board Option Agreement by and between Astoria Financial Corporation and Former Director of Long Island Bancorp, Inc. dated September 30, 1998.
            4.3 Certificate of Incorporation of Astoria Financial Corporation, incorporated by reference to the Registrant's Registration Statement on Form S-1, dated October 1, 1993, as amended (Registration No. 33-67044), as amended by an amendment incorporated by reference to the Registrant's Form 10-Q/A filed on September 10, 1998.
            4.4 Rights Agreement dated as of July 17, 1996 between Astoria Financial Corporation and Chase Mellon Shareholder Services, L.L.C., incorporated by reference to Registrant's Registration Statement on Form 8-A dated July 17, 1996, as amended by an amendment incorporated by reference to the Registrant's Form 8-K/A dated April 10, 1998.
            4.5 By-Laws of Astoria Financial Corporation, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.
            4.6 Agreement and Plan of Merger dated as of the 2nd day of April, 1998 by and between Astoria Financial Corporation and Long Island Bancorp, Inc., incorporated by reference to the Registrant's Current Report on Form 8-K, dated April 10, 1998, as amended by the First Amendment (incorporated by reference to the Registrant's Current Report on Form 8-K dated May 29,
                  1998) and the Second Amendment (incorporated by reference to the Registrant's Current Report on Form 8-K dated July 10,
                  1998).
            5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
            23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
            23.2  Consent of KPMG Peat Marwick LLP.


ITEM 9. UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York, on September 30, 1998.

                                       Astoria Financial Corporation
                                       (Registrant)


                                       By:/s/ George L. Engelke, Jr.
                                          -----------------------------
                                          George L. Engelke, Jr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                        TITLE                              DATE
                  ---------                                        -----                              ----
/s/ George L. Engelke, Jr.                       Chairman of the Board, President and            September 30, 1998
----------------------------------------------   Chief Executive Officer (Principal
George L. Engelke, Jr.                           Executive Officer) and Director


/s/ Gerard C. Keegan                             Vice Chairman, Chief Administrative             September 30, 1998
----------------------------------------------
Gerard C. Keegan

/s/ Monte N. Redman                              Executive Vice President, Treasurer and         September 30, 1998
----------------------------------------------   Chief Financial Officer (Principal
Monte N. Redman                                  Financial and Accounting Officer)

/s/ Robert G. Bolton                             Director                                        September 30, 1998
----------------------------------------------
Robert G. Bolton

/s/ Andrew M. Burger                             Director                                        September 30, 1998
----------------------------------------------
Andrew M. Burger

/s/ Denis J. Connors                             Director                                        September 30, 1998
----------------------------------------------
Denis J. Connors

/s/ Thomas J. Donahue                            Director                                        September 30, 1998
----------------------------------------------
Thomas J. Donahue

/s/ Peter C. Haeffner, Jr.                       Director                                        September 30, 1998
----------------------------------------------
Peter C. Haeffner, Jr.

/s/ William J. Fendt                             Director                                        September 30, 1998
----------------------------------------------
William J. Fendt



                  SIGNATURE                                        TITLE                              DATE
                  ---------                                        -----                              ----

/s/ Ralph F. Palleschi                           Director                                        September 30, 1998
----------------------------------------------
Ralph F. Palleschi

/s/ Thomas V. Powderly                           Director                                        September 30, 1998
----------------------------------------------
Thomas V. Powderly


                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER                                     DESCRIPTION
         ------                                     -----------


         4.1      Form of Option Conversion Agreement by and between Astoria
                  Financial Corporation and Former Officer or Director of Long
                  Island Bancorp, Inc. dated September 30, 1998.
         4.2      Form of Advisory Board Option Agreement by and between Astoria
                  Financial Corporation and Former Director of Long Island Bancorp,
                  Inc. dated September 30, 1998.
         4.3      Certificate of Incorporation of Astoria Financial Corporation,
                  incorporated by reference to the Registrant's Registration
                  Statement on Form S-1, dated October 1, 1993, as amended
                  (Registration No. 33-67044) as amended by amendment
                  incorporated by reference to
                  the Registrant's Form 10-Q/A filed on September 10, 1998 ....................................   *
         4.4      Rights Agreement dated as of July 17, 1996 between Astoria
                  Financial Corporation and Chase Mellon Shareholder Services,
                  L.L.C., incorporated by reference to Registrant's Registration
                  Statement on Form 8-A dated July 17, 1996, as amended by an amendment incorporated by reference to Registrant's Current
                  Report on Form 8-K/A dated April 10, 1998....................................................   *
         4.5      By-Laws of Astoria Financial Corporation, incorporated by
                  reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed with the
                  Commission on
                  March 30, 1994...............................................................................   *
         4.6      Agreement and Plan of Merger dated as of the 2nd day of April,
                  1998 by and between Astoria Financial Corporation and Long
                  Island Bancorp, Inc., incorporated by reference to the
                  Registrant's Current Report on Form 8-K/A, dated April 10,
                  1998, as amended by the First Amendment dated as of May 20,
                  1998(incorporated by reference to the Registrant's Current
                  Report on Form 8-K dated May 29, 1998) and the Second
                  Amendment dated as of July 9, 1998 (incorporated by reference to the Registrant's Current Report on
                  Form 8-K dated July 10, 1998)................................................................   *
         5.       Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
        23.1      Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
        23.2      Consent of KPMG Peat Marwick LLP.

                  *  Incorporated by reference.